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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-108418) of 3D Systems Corporation of our report dated June 20, 2003, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) a going concern uncertainty and (ii) a restatement of the Company's 2001 and 2000 financial statements) appearing in the Prospectus, which is part of this Amendment No. 1 to Registration Statement on Form S-1, and of our report dated June 20, 2003 relating to the financial statement schedule appearing in the Prospectus, which is part of this Amendment No. 1 to Registration Statement on Form S-1.

We also consent to the references to us under the heading "Experts" and "Change in Accountants" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Los Angeles, California

January 16, 2004

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  Exhibit 23.2
  INDEPENDENT AUDITORS' CONSENT